As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	25-1799439 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, West Tower Newport Beach, California (Address of Principal Executive Offices)	92660-3095 (Zip Code)

Conexant Systems, Inc. Retirement Savings Plan (Full title of the plan)

DENNIS E. O’REILLY, ESQ.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600 (Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

Calculation of Registration Fee

Title of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights)(3)	4,000,000 shares	$2.10	$8,400,000	$899

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on December 19, 2006, as reported on The Nasdaq Stock Market, LLC Global Select Market.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant and an indeterminate amount of interests under the plan previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-68755, 333-73142 and 333-86868).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

                 The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 11-K of the Conexant Systems, Inc. Retirement Savings Plan for the year ended December 31, 2005;

(b)	Annual Report on Form 10-K of Conexant Systems, Inc. (the “Company”) for the year ended September 29, 2006;

(c)	Current Report on Form 8-K of the Company dated October 2, 2006;

(d)	Current Report on Form 8-K of the Company dated October 27, 2006;

(e)	Current Report on Form 8-K of the Company dated November 9, 2006;

(f)	Current Report on Form 8-K of the Company dated November 16, 2006;

(g)	Current Report on Form 8-K of the Company dated November 20, 2006;

(h)	Current Report on Form 8-K of the Company dated November 30, 2006; and

(i)	The description of the Company’s Common Stock contained in Item 11 of the Company’s Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed that updates such description.

                 All documents subsequently filed by the Company and the Conexant Systems, Inc. Retirement Savings Plan, as amended, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 5.     Interests of Named Experts and Counsel.

                 Jasmina Theodore Boulanger, Esq., who has passed upon the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement, is Associate General Counsel and Assistant Secretary of the Company.

Item 6.      Indemnification of Directors and Officers.

                 The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company’s amended and restated certificate of incorporation provides that the Company’s directors are not liable to the Company or its shareholders for monetary damages for

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breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

                 The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. The Company’s amended bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The Company’s directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has entered into indemnity agreements with its directors and certain of its officers whereby the Company has agreed to indemnify the directors and officers to the extent permitted by Delaware law.

Item 8.      Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.a.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 28, 2005, are incorporated herein by reference.

4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5	Conexant Systems, Inc. Retirement Savings Plan, as amended.

5.1	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company.

5.2	Determination Letter, dated December 13, 2000, from the Internal Revenue Service with respect to the qualification of the Conexant System, Inc. Retirement Savings Plan under Section 401 of the Internal Revenue Code, filed as Exhibit 5.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-73142), is incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.

23.3	Consent of Chadbourne & Parke LLP.

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24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-139546), is incorporated herein by reference.

Item 9.     Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 21st day of December, 2006.

CONEXANT SYSTEMS, INC.
By:	/s/ Dennis E. O’Reilly

(Dennis E. O’Reilly, Senior Vice President, Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 21st day of December, 2006 by the following persons in the capacities indicated:

Signature	Title
DWIGHT W. DECKER*	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
DONALD R. BEALL*	Director
STEVEN J. BILODEAU*	Director
F. CRAIG FARRILL*	Director
BALAKRISHNAN S. IYER*	Director
JOHN W. MARREN*	Director
D. SCOTT MERCER*	Director
JERRE L. STEAD*	Director
J. SCOTT BLOUIN*	Senior Vice President And Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ Dennis E. O’Reilly

(Dennis E. O’Reilly, Attorney-in-fact)**

**By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement

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                 THE SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, the Conexant Systems, Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 14th day of December, 2006.

CONEXANT SYSTEMS, INC. RETIREMENT SAVINGS PLAN
By:	/s/ Michael H. Vishny

(Michael H. Vishny, Plan Administrator)

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EXHIBIT INDEX

Exhibit Number	Page

4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.a.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 28, 2005, are incorporated herein by reference.

4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5	Conexant Systems, Inc. Retirement Savings Plan, as amended.

5.1	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company.

5.2	Determination Letter, dated December 13, 2000, from the Internal Revenue Service with respect to the qualification of the Conexant System, Inc. Retirement Savings Plan under Section 401 of the Internal Revenue Code, filed as Exhibit 5.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-73142), is incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.

23.3	Consent of Chadbourne & Parke LLP.

24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-139546), is incorporated herein by reference.